UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14100

Maryland	33-0675505
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

19500 Jamboree Road,

Irvine, California 92614

(Address of principal executive offices, including zip code)

(949) 475-3900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2017, the Board of Directors of Impac Mortgage Holdings, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws, as amended, that amends the following: (i) the number of directors that may call a special meeting was amended from a majority to two-thirds, (ii) notice of any special meeting of the Board of Directors may also be provided by electronic mail or overnight courier, and (iii) the Board of Directors is required (as opposed to permitted) to appoint a chair of any committee and a committee will no longer be allowed to appoint another director for a meeting to act in place of an absent member.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

No.	Description
3.1	Amendment No. 7 to the Amended and Restated Bylaws of Impac Mortgage Holdings, Inc., as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: May 1, 2017

	By:	/s/ Ron Morrison
	Name:	Ron Morrison
	Title:	Executive VP and General Counsel